QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 24, 2006, with respect to the consolidated financial statements of TorreyPines Therapeutics, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-136018) and related Joint Proxy Statement/Prospectus of Axonyx Inc. for the registration of 88,975,542 shares of Anonyx Inc.'s common stock.

        /s/ Ernst & Young LLP

San Diego, California
August 24, 2006

QuickLinks

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm